Exhibit 99.1

SUPERIOR COURT OF THE STATE OF CALIFORNIA

IN AND FOR THE COUNTY OF SANTA CLARA

IN RE ALPHABET INC. SHAREHOLDER DERIVATIVE LITIGATION	Lead Case No. 19CV341522
Judge: Hon. Brian C. Walsh Dep’t: 1 (Complex Civil Litigation)

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF

DERIVATIVE ACTIONS

The Superior Court of State of California, County of Santa Clara authorized this Notice.

This is not a solicitation from a lawyer.

TO:	ALL PERSONS AND ENTITIES WHO HELD ALPHABET INC. COMMON STOCK AS OF THE CLOSE OF TRADING ON AUGUST 20, 2020

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. This Notice relates to a proposed settlement (“Settlement”) of the following derivative actions: In re Alphabet Inc. Shareholder Derivative Litigation, Lead Case No. 19CV341522 (Cal. Super. Ct., Cnty. of Santa Clara) (“California Action”); Irving Firemen’s Relief & Ret. Fund v. Page, C.A. No. 2019-0355-SG (Del. Ch.) (the “Delaware Action”); Bao v. Page, Case No.: 4:19-cv-00314-JSW (N.D. Cal.); Cordeiro v. Page, Case No.: 4:19-cv-00447-JSW (N.D. Cal.); Galbiati v. Page, Case No.: 4:19-cv-01063-JSW (N.D. Cal.); Green v. Page, Case No.: 4:19-cv-01165-JSW (N.D. Cal.); and Lipovich v. Page, Case No.: 4:19-cv-01295-JSW (N.D. Cal.) (collectively, the “Federal Actions”). Your rights will be affected by the proposed Settlement.

All capitalized terms used in this Notice that are not otherwise defined herein have the meanings provided in the Stipulation and Agreement of Settlement entered into on August 20, 2020 (“Stipulation”), by and among (a) Northern California Pipe Trades Pension Plan (“NCPTPP”), Teamsters Local 272 Labor Management Pension Fund (“Local 272”), James Martin, LR Trust, Jonathan Reiss, Allen Wiesenfeld, Sjunde AP-Fonden (“AP7”), John R. O’Neil, Jackson D. Morgus, Victor Bao, Daniel Cordeiro, Scott Galbiati, Ian Green, Leo Shumacher, Steve Sims, Joseph Lipovich, Esther Schlafrig, D.M. Cohen, Inc., Erste Asset Management, Irving Firemen’s Relief & Retirement Fund (“Irving Fire”), Karen Sbriglio, and Roger Morrell (collectively, the “Settling Stockholders”); (b) Nominal Defendant Alphabet Inc. (“Alphabet” or the “Company”), by and through the Special Litigation Committee (“SLC”) of Alphabet’s Board of Directors; and (c) Lawrence E. Page, Sergey Brin, Eric E. Schmidt, Sundar Pichai, John L. Hennessy, L. John Doerr, Kavitark Ram Shriram, Alan R. Mulally, Ann Mather, Roger W. Ferguson, Jr., Diane B. Greene, Shirley M. Tilghman, Robin L. Washington, Andrew E. Rubin, Amit Singhal, Laszlo Bock, David C. Drummond, Eileen Naughton, and Ruth E. Porat (collectively, the “Individual Defendants” and, together with Alphabet, “Defendants,” and, together with the Settling Stockholders, the “Settling Parties”).

THIS NOTICE PROVIDES ONLY A SUMMARY OF THE MATERIAL TERMS OF THE SETTLEMENT AND RELEASES. You can obtain more information by reviewing the Stipulation, which is available on Plaintiffs’ Co-Lead Counsel’s websites at https://www.bottinilaw.com and https://www.cohenmilstein.com, and on Alphabet’s investor relations website at https://abc.xyz/investor/.

Because the Settlement involves the resolution of derivative actions, which were brought on behalf of and for the benefit of the Company, the benefits from the Settlement will go to Alphabet. Individual Alphabet stockholders will not receive any direct payment from the Settlement. ACCORDINGLY, THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.        The purpose of this Notice is to explain the Settled Matters, the terms of the proposed Settlement of those litigations and stockholder litigation demands, and how the proposed Settlement affects Alphabet stockholders’ legal rights.

2.        The Superior Court of the State of California for the County of Santa Clara (“California State Court” or the “Court”) will hold a hearing (“Settlement Hearing”) on November 30, 2020, at 1:30 p.m., at the Superior Court of the State of California, County of Santa Clara, Dept. 1, 191 North First Street, San Jose, CA 95113, at which the Court will consider whether the Judgment, substantially in the form of Exhibit D to the Stipulation, should be entered: (a) approving the terms of the Settlement as fair, reasonable, and adequate, and in the best interests of Alphabet and Alphabet’s stockholders; (b) dismissing with prejudice the California Action pursuant to the terms of this Stipulation; and (c) ruling upon Settling Stockholders’ Counsel’s (other than Delaware Counsel) application for a Fee & Expense Award; and (d) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

3.        The Delaware Court of Chancery (the “Delaware Court”) will hold a separate hearing on December 23, 2020 at 10:00 a.m., at 34 The Circle, Georgetown, DE 19947, at which the Delaware Court will rule upon Delaware Counsel’s application for a Fee & Expense Award (the “Delaware Fee Hearing”).

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

A.	Factual Background

4.        The Settlement arises out of the Litigations, as well as the Demands, alleging breaches of fiduciary duties, among other claims, against certain officers and directors of the Company. Settling Stockholders alleged in their Litigations and Demands that the Individual Defendants breached their fiduciary duties in connection with (1) an alleged pattern of sexual harassment and discrimination by high-powered male executives at the Company and (2) a data bug, allegedly in violation of state and federal law, including a consent decree with the Federal Trade Commission, and Alphabet’s own code of conduct.

5.        Among other things, Settling Stockholders alleged that Alphabet’s Board of Directors (the “Board”) and the Company’s senior executives improperly awarded multi-million-dollar severance packages to several male executives accused of sexually harassing female employees, even after internal investigations determined those accusations to be credible. For example, Settling Stockholders alleged that in 2014, an internal investigation confirmed allegations of sexual harassment against Defendant Rubin. Settling Stockholders alleged that following an internal investigation, the LDCC approved a $90 million severance package for Defendant Rubin. Settling Stockholders also alleged that when Defendant Singhal resigned in 2016, after an internal investigation found credible an allegation of sexual harassment, the LDCC improperly approved a $45 million severance package for Singhal. Settling Stockholders alleged in their Litigations and Demands that these actions and payouts were part of a broader discriminatory culture that resulted in alleged discrimination against women by, among other things, assigning women jobs in lower compensation “bands” than similarly situated men, promoting women more slowly and at lower rates than similarly situated men, and paying women less.

6.        Certain of the Settling Stockholders alleged in their respective Litigations or Demands that certain Individual Defendants breached their fiduciary duties by concealing from regulators and the public a bug in the Google+ social networking platform that was operated by the Company’s subsidiary, Google LLC (“Google”), which meant that certain applications may have had access to non-public Google+ data for an approximately three-year period. Certain of those Settled Matters also alleged that the data bug led to a consumer class action lawsuit against Google (which was settled for $7.5 million and is pending final court approval). Certain Settling Stockholders separately alleged that on January 21, 2019, the French data protection authority fined Google approximately $57 million for allegedly breaching the European Union’s data privacy law (which is pending appeal).

7.        The Individual Defendants deny the allegations made by the Settling Stockholders in the Litigations and Demands.

B.	Procedural History in the California Action

8.        On January 9, 2019, Plaintiffs NCPTPP and Local 272 filed a stockholder derivative action in San Mateo Court against certain of the Individual Defendants. On January 10, 2019, Plaintiff Martin also filed a stockholder derivative action against certain of the Individual Defendants in San Mateo Court. Prior to filing suit, Plaintiff Martin had propounded a stockholder inspection demand on the Company and had received a production of books and records from the Company, relevant portions of which were included in Plaintiff Martin’s complaint, which was filed under seal.

9.        On January 24, 2019, a related complaint was filed in the California State Court by Plaintiffs LR Trust, Jonathan Reiss, and Allen Wiesenfeld. In an effort to coordinate the pending actions, on February 14, 2019, the Martin and N. Cal. Pipe Trades actions were transferred to the California State Court from San Mateo Court.

10.        On February 22, 2019, Plaintiffs Martin, NCPTPP, and Local 272 filed a motion with the California State Court to consolidate the Martin, N. Cal. Pipe Trades, and LR Trust actions, appoint themselves as lead plaintiffs, and to appoint Bottini & Bottini and Cohen Milstein as co-lead counsel (“Motion to Consolidate and Appoint Lead Counsel”).

11.        On March 19, 2019, a related complaint was filed in the California State Court by Plaintiff AP7, after first making a litigation demand on the Board and having received a production of books and records from the Company in response to a stockholder inspection demand. On March 22, 2019, Plaintiff AP7 filed a response to the Motion to Consolidate and Appoint Lead Counsel, requesting that the AP-Fonden complaint be maintained separately through the demurrer stage. In addition, on April 30 2019, Plaintiffs the New York City Employees’ Retirement System, the Teachers’ Retirement System of the City of New York, the New York City Fire Department Pension Fund, Subchapter 2, and the New York City Board of Education Retirement System (collectively, the “NYC Funds”) filed a related complaint in California State Court, and voluntarily dismissed an action they had filed in the Delaware Court on May 1, 2019 after refiling in the California State Court.

12.        On May 10, 2019, the California State Court held a hearing on the Motion to Consolidate and Appoint Lead Counsel and responses and replies thereto by Plaintiffs AP7 and the NYC Funds. The hearing was attended by all counsel for the applicable parties and extensive oral argument was presented to the California State Court.

13.        On May 16, 2019, the California State Court ordered that the Martin, Pipe Trades, LR Trust, AP7, and NYC Funds actions be consolidated for all purposes;1 and appointed NCPTPP, Local 272, and Martin as Co-Lead Plaintiffs and Bottini & Bottini, Inc. and Cohen Milstein Sellers & Toll PLLC as Plaintiffs’ Co-Lead Counsel, with the exception that Plaintiff AP7 be allowed to maintain a separate complaint and its counsel would serve as counsel of its own case through the demurrer stage. The Order anticipated that, in the event of settlement discussions, AP7 would participate in such discussions with Alphabet and the SLC.

14.        On August 16, 2019, Co-Lead Plaintiffs filed a consolidated complaint in the California Action, asserting four claims: (1) breach of fiduciary duty; (2) unjust enrichment; (3) corporate waste; and (4) abuse of control (In re Alphabet Inc. S’holder Deriv. Litig., Lead Case No. 19CV341522; the “Consolidated Complaint”).

15.        On February 18, 2020, Jackson D. Morgus filed a related complaint in California State Court. On March 18, 2020, John R. O’Neil filed a related complaint in California State Court. On May 20, 2020, the California State Court ordered that the Morgus and O’Neil actions be consolidated into the California Action.

1 On November 12, 2019, the NYC Funds stipulated to the dismissal of their complaint from the Consolidated Action, and the California State Court granted that dismissal without prejudice on November 15, 2019.

C.	The Federal Actions

16.        The Federal Actions were commenced between January 18, 2019 and March 11, 2019 by Plaintiffs Bao, Cordeiro, Galbiati, Green, Sims, Shumacher, and Lipovich, asserting claims for breach of fiduciary duty, corporate waste, unjust enrichment and violations of the federal securities laws. The claims in the Federal Actions arise out of alleged misconduct of certain current and former employees, approval of severance payments, privacy concerns including with regard to a bug in the Google+ social networking platform and related statements and omissions.

17.        Prior to filing suit, Plaintiffs Green, Sims, Shumacher and Lipovich had propounded a stockholder inspection demand on the Company and had received a production of books and records from the Company, relevant portions of which were cited in their complaints.

18.        Thereafter, counsel for plaintiffs prepared motions to consolidate the five cases and to appoint Robbins LLP as lead counsel for plaintiffs in the Federal Actions. Plaintiffs in the Federal Actions also filed briefs in opposition to Defendants’ motions to stay the Federal Actions. Defendants’ motion was granted on February 5, 2020, and the Federal Actions were stayed pending resolution of the California Action.

D.	The Delaware Action

19.        On May 14, 2019, Plaintiff Irving Fire filed the Delaware Action in the Delaware Court. Before filing suit, Irving Fire had propounded a stockholder inspection demand on the Company and had received a production of documents from the Company. Relying on those documents, it filed a complaint under seal. The Delaware Action, like the California Action and Federal Actions, contains allegations regarding alleged misconduct by certain current and former employees, approval of severance payments, and privacy concerns including with regard to a bug in the Google+ social networking platform and related statements and omissions.

20.        On June 14, 2019, Defendants filed a Motion to Stay or Dismiss the Delaware Action arguing that the Delaware Action should be stayed (or, alternatively, dismissed) in favor of the California Action. Defendants’ motion was briefed and thereafter denied by the Delaware Court on July 1, 2019 after argument. On July 22, 2019, the SLC filed a Motion to Stay the Delaware Action pending completion of the SLC’s process, which motion was briefed, argued and thereafter granted by the Delaware Court on September 6, 2019. The parties agreed to extend the stay of the Delaware Action while the parties engaged in mediation. The stay is currently in place.

E.	The Demands

21.        From February 2019 to June 2019, the Board received the six Demands. The Demands were sent by stockholders AP7, Esther Schlafrig, D.M. Cohen, Inc., Karen Sbriglio, Erste Asset Management GmbH, and Roger Morrell.

F.	The Special Litigation Committee

22.        Prior to the filing of the Litigations and the submission of the Demands, the Company’s Board established a Special Committee on November 28, 2018 to oversee a comprehensive review by management of company policies and processes related to sexual harassment and/or sexual misconduct (including those related to investigations into allegations of sexual harassment and/or sexual misconduct and subsequent decision-making processes regarding termination and severance). The Company retained Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) to conduct this review, which included, among other things, a thorough analysis of existing policies, reporting channels, investigatory practices and procedures, disciplinary and remedial practices, training and education, and monitoring and oversight.

23.        On February 28, 2019, the Board unanimously approved draft resolutions forming a special litigation committee to consider the derivative lawsuits on file and related litigation demands, as well as any similar, subsequent derivative suits or demand letters. The Board ratified the final resolutions appointing the SLC on April 24, 2019. The SLC is composed of two outside directors, Roger Ferguson and Ann Mather, who the Board determined in appointing them are in all respects independent and disinterested with respect to the Demands and Litigations. The SLC retained Cravath, Swaine & Moore LLP (“Cravath”) and Abrams & Bayliss LLP to serve as its independent counsel.

24.        The SLC assumed oversight of the comprehensive review of policies and processes, previously overseen by the Special Committee, and expanded the scope of that review to include policies and processes related to anti-retaliation and pay equity. That review included an examination of relevant documents, including company policies, procedures and guidance and training materials, as well as interviews of company employees. Cravath and the SLC independently considered and assessed the process and findings of the review, as well as a set of recommended enhancements that resulted from it. After deliberation, the SLC approved the proposed enhancements.

25.        The SLC was also given the full authority of the Board to evaluate the allegations and claims asserted in the Demands and in the Litigations, and to arrive at such decisions and take such actions in connection with the Demands and Litigations that the SLC deemed appropriate and in the best interests of the Company and its stockholders, including, without limitation, deciding whether to pursue such claims, to seek a consensual resolution or to seek dismissal. The SLC completed a thorough and independent investigation beginning in approximately May 2019 and substantially concluding in December 2019,2 during which, Cravath, at the direction of the SLC, reviewed emails from multiple custodians, Board and Board committee materials, and relevant company documents, and interviewed current and former Alphabet directors and company employees. Cravath regularly reported to the SLC during the course of its work, meeting with the SLC, either in person or by telephone, sixteen times between May 2019 and January 2020 (and subsequently in connection with this Settlement).

26.        On December 9, 2019, the SLC, through Cravath, responded by letter to counsel for all parties to the Demands and Litigations that it had completed its investigation of the

2 A stay of the proceedings in the Delaware Action until December 13, 2019, and an extension for Defendants to respond to the operative complaints in the California Action until the same date, enabled the SLC to conduct an unencumbered investigation. The stay/response dates in both actions have since been extended to accommodate the mediation process.

allegations and claims asserted in the Demands and Litigations. Cravath informed counsel that based on its investigation, the SLC had determined that “it [wa]s in the best interests of the Company and its stockholders for the parties, including the demanding stockholders, to attempt to resolve the claims through a global mediation.” The SLC reached that conclusion based on its analysis that the claims asserted were not in the best interests of Alphabet to pursue.

G.	The Litigation Progress and Extensive Settlement Negotiations

27.        Prior to the filing of the Consolidated Complaint in the California Action, Plaintiffs’ Co-Lead Counsel reviewed 1,900 pages of internal documents produced by Alphabet in response to Lead Plaintiffs’ stockholder inspection demands. Prior to making its litigation demand and filing its complaint, AP7 also reviewed internal documents that Alphabet produced in response to AP7’s stockholder inspection demand. Delaware Counsel reviewed internal documents produced by Alphabet in response to Irving Fire’s stockholder inspection demand before filing the Delaware Action. These documents included, among other things, (1) minutes, agendas, board packages, communications, and other materials relating to regularly conducted and special meetings of the Board and the LDCC; (2) internal company policies, including Code of Conduct and Relationships with Coworkers and Employment of Relatives Policy, and drafts thereof; (3) employment and termination agreements of certain executives; and (4) certain director and officer questionnaires.

28.        Settling Stockholders’ Counsel engaged in extensive settlement negotiations with Defendants spanning many months. The settlement negotiations were conducted under the auspices of the Hon. James P. Kleinberg (Ret.). Prior to commencing the formal settlement negotiations, in order to more fully inform themselves of all relevant facts, Plaintiffs’ Co-Lead Counsel attended several in-person as well as telephonic/video conferences with counsel for the Alphabet Defendants and the SLC. For example, on January 14, 2020, Plaintiffs’ Co-Lead Counsel, along with Louise Renne and Ann Ravel, met in person with counsel for the Alphabet Defendants, certain Alphabet representatives, and WilmerHale in Mountain View, California and Washington, D.C. At the meeting, WilmerHale provided an extensive presentation regarding the Company’s corporate governance practices and internal controls on issues relevant to the allegations in the Litigations and the Demands and an Alphabet representative gave a presentation on Google’s privacy program, including the growth and development of certain policies and processes as well as a discussion of privacy training for employees and privacy tools for users. Alphabet also produced relevant policies and procedures. Separately, AP7’s counsel and expert met with Cravath in person on September 20, 2019.

29.        Delaware Counsel participated in multiple telephonic conferences with counsel for the Alphabet Defendants and Cravath before commencing formal settlement negotiations. Delaware Counsel’s communications with Cravath included a letter raising additional factual allegations on October 10, 2019, telephonic discussions regarding the SLC’s investigation on September 10 and October 15, 2019, as well as subsequent email check-ins.

30.        On January 17, 2020, to ensure the Settling Parties had adequate information for the mediation, the SLC, through Cravath, made a detailed oral presentation to counsel for the Settling Parties regarding the SLC’s investigation process and findings. The presentation lasted several hours and included an oral summary of the SLC’s investigation, findings and conclusions, including review of certain internal Company documents, e-mails, and Board and LDCC minutes, which had been circulated to the Settling Parties in advance. In addition to Cravath summarizing the SLC’s findings with respect to Google’s user data privacy program, the presentation also included a description by WilmerHale of relevant policies and procedures related to harassment, retaliation and pay equity, as well as a discussion of the workplace enhancements that the SLC had approved and adopted for inclusion in any resolution.

31.        Following receipt and review of this information, Settling Stockholders’ Counsel engaged in a two-day mediation with Defendants’ counsel on January 22, 2020 and January 23, 2020. Judge Kleinberg served as the mediator, and the mediation sessions were held in San Francisco at JAMS’ offices. At the mediation, to streamline the negotiations and make them more effective, Judge Kleinberg appointed two working groups, consisting of Company counsel and counsel for the Alphabet Defendants (“Defendants’ Working Group”) and representatives of the Settling Stockholders’ Counsel: Plaintiffs’ Co-Lead Counsel (Frank Bottini and Julie Goldsmith Reiser), Louise Renne, and Ann Ravel (“California Plaintiffs’ Working Group”). The California Plaintiffs’ Working Group and Defendants’ Working Group had several meetings, in between which the California Plaintiffs’ Working Group kept other Settling Stockholders’ Counsel apprised of developments and sought their input in negotiating the settlement terms. Separately, Delaware Counsel discussed with Defendants’ Working Group a set of proposed workplace initiatives, communicated by Delaware Counsel to Defendants’ counsel and the SLC on February 20, 2020, and corporate governance enhancements, communicated by Delaware Counsel to Defendants’ counsel and the SLC on February 21, 2020.

32.        The California Plaintiffs’ Working Group and Defendants’ Working Group also met, in person, on February 25, 2020 in Palo Alto, California to further discuss a potential settlement. Judge Kleinberg also attended and facilitated the parties’ discussions. During this time, Plaintiffs’ Co-Lead Counsel also consulted with their retained experts on numerous matters relevant to the pending litigation and the settlement issues, including a corporate governance expert and a data privacy expert, and provided feedback on the proposed Settlement Consideration. Delaware Counsel and Defendants’ counsel also exchanged offers and counter offers on the proposed Settlement Consideration.

33.        During the ensuing further settlement discussions, the Settling Parties affirmed the appropriateness of the workplace enhancements adopted by the SLC, and agreed to revisions to certain recommendations originally proposed as part of the SLC Review. The Settling Parties also reached agreement on the additional governance reforms reflected in the Stipulation. In addition, after Alphabet agreed to establish the Diversity, Equity and Inclusion Advisory Council as part of the settlement negotiations (the “DEI Advisory Council”), the California Plaintiffs’ Working Group researched, interviewed, and advocated for numerous persons to serve on the DEI Advisory Council who they believed would help the DEI Advisory Council achieve its goals. The California Plaintiffs’ Working Group relayed their recommendations to Defendants’ Working Group and had many calls and discussions regarding the membership of the Council, its relationship with the LDCC and Board, and other matters relevant to the governance reforms. These discussions involved dozens of calls, meetings, and communications over a three-month time period, during which the parties exchanged numerous offers and counter-offers regarding different elements of the proposed settlement. Delaware Counsel and counsel for the Alphabet Defendants also engaged in follow-up discussions following the second mediation.

34.        Cravath, as counsel for the SLC, attended the first two-day mediation session in person (and was available by phone for the third day), reviewed all settlement demands and proposals sent by all the Settling Parties, and discussed the evolving negotiations with, and sought feedback from, the SLC.

35.        On April 20, 2020, Plaintiffs’ Co-Lead Counsel, Delaware Counsel, and counsel for the Alphabet Defendants negotiated a Memorandum of Understanding (“MOU”), which was executed by the Settling Parties (other than Sbriglio). Following negotiations, counsel for the Alphabet Defendants and counsel for Sbriglio reached agreement on certain aspects of the Settlement Consideration. Counsel for Sbriglio subsequently joined in the Settlement.

36.        Following the agreement in principle to settle, counsel for the Alphabet Defendants and the SLC produced to Plaintiffs’ Co-Lead Counsel certain information in order to ensure that the Settlement was fair, adequate, and reasonable and in the best interests of the Settling Stockholders and Alphabet: (1) the interview of one attorney at Cravath regarding the SLC’s process and independence; and (2) the review of over 5,300 additional pages of relevant documents made available to Settling Stockholders’ Counsel by Alphabet.

37.        As to the legal merits of the claims asserted in the Settled Matters, the Settling Parties have expended significant time and resources participating in a two-day in-person mediation and pre- and post-mediation conference calls and working group meetings, where the merits of the claims asserted in the Settled Maters and defenses thereto were extensively discussed between the parties and independently with the mediator, Judge Kleinberg.

38.        After considerable review and deliberation, the SLC approved the terms and conditions in the MOU and the Stipulation, and determined that the Settlement is in the best interests of the Company and its stockholders.

39.        The Settling Parties entered into the Stipulation on August 20, 2020. Prior to signing the Stipulation, the Settling Parties had no negotiations regarding the amount of any Fee & Expense Awards or the amount of any Service Awards.

40.        On October 22, 2020, the California State Court entered the Preliminary Approval Order in connection with the Settlement which, among other things, preliminarily approved the Settlement, authorized this Notice to be provided to current Alphabet stockholders, and scheduled the Settlement Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

41.        In consideration of the Settlement and the releases provided therein, and subject to the terms and conditions of the Stipulation, the Settling Parties have agreed to the following Settlement Consideration for Alphabet.

42.        Corporate Governance and Workplace Measures and Enhancements. Alphabet shall adopt and/or maintain (to the extent already implemented) for at least five years a robust program designed to prevent and/or address sexual harassment, sexual misconduct, retaliation, discrimination, and pay equity. These corporate governance and workplace measures and enhancements are set forth in Paragraph 1.2 of the Stipulation (the “Agreed-To Measures”).

43.        DEI Advisory Council. Alphabet shall establish and maintain for at least five years a DEI Advisory Council. Membership in the DEI Advisory Council will consist of external and internal members, including Alphabet’s Chief Executive Officer who will serve on the DEI Advisory Council for the first year. The substantive terms of the DEI Advisory Council are described in Paragraph 1.3 of the Stipulation.

44.        Workplace Initiative and Funding Component. Alphabet shall commit funds to be spent on a set of workplace initiatives and programs (the “Workplace Initiative”). The Workplace Initiative will support a set of global initiatives and programs that focus on the following key areas: (a) expanding the pool of technologists, especially those who are historically underrepresented (i.e., diverse, historically underrepresented, and/or disadvantaged individuals or groups), including by increasing educational and career opportunities through investments in computer science programs to build computer science talent; (b) hiring, progression, and retention of historically underrepresented talent at Alphabet and in particular at Google; (c) fostering respectful, equitable, and inclusive workplace cultures; and (d) helping historically underrepresented groups and individuals succeed with their businesses and in the digital economy and tech industry, including by supporting conferences and events and increasing access to digital tools and opportunities. The substantive terms of the Workplace Initiative are described in Paragraph 1.4 of the Stipulation.

45.        In order to provide appropriate funding for the Workplace Initiative, Alphabet shall cause to be spent a total of $310 million over the course of up to 10 years starting the first full fiscal year following the Effective Date of the Settlement.

46.        On November 8, 2018, Google, publicly announced a number of workplace commitments (the “November 2018 Commitments”). The Company shall adopt the Agreed-To Measures in addition to or in conjunction with the November 2018 Commitments, and acknowledges that the Settling Stockholders and their counsel were a substantial and material factor in the adoption and/or maintenance of the Agreed-To Measures.

WHAT ARE THE SETTLING PARTIES’ REASONS FOR THE SETTLEMENT?

A.	Why did the Settling Stockholders agree to settle?

47.        As discussed above, Settling Stockholders’ Counsel have reviewed and analyzed confidential, non-public internal Company documents. In addition, Settling Stockholders’ Counsel have reviewed and analyzed data from many other sources specific to this matter, including, but not limited to: (1) Alphabet’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; and (2) securities analyst, business, and financial media reports about Alphabet. Settling Stockholders’ Counsel have also (1) researched the applicable law with respect to the claims asserted (or which could be asserted) in the stockholder derivative actions and the potential defenses thereto; (2) researched, drafted, and filed complaints or sent litigation and/or inspection demands; (3) consulted with experts retained on numerous matters relevant to the pending litigation and settlement issues;

(4) prepared detailed mediation statements; (5) reviewed documents and information provided in advance of the mediation sessions and during settlement negotiations, including by counsel to the SLC, which gave Settling Stockholders’ Counsel a detailed presentation of the SLC’s investigation process and findings; (6) consulted with WilmerHale regarding its review of harassment, retaliation, and pay equity policies and procedures; (7) conducted outreach to significant institutional stockholders of the Company who are not parties to the Settled Matters; (8) participated in two-day in-person mediation and several working-group meetings; and (9) engaged in months-long settlement discussions with Defendants’ counsel.

48.        Settling Stockholders’ Counsel believe that the claims asserted in the Litigations have merit and that their investigation of the evidence supports the claims asserted. Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Settling Stockholders and Settling Stockholders’ Counsel have concluded that it is desirable that the Litigations be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Settling Stockholders and Settling Stockholders’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigations against Defendants through trial(s) and through possible appeal(s). Settling Stockholders’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigations, the difficulties and delays inherent in such litigation, the cost to Alphabet—on behalf of which Settling Stockholders filed the Litigations or made Demands—and distraction to management of Alphabet that would result from extended litigation. Based on their evaluation, and in light of what Settling Stockholders’ Counsel believe to be the significant benefits conferred upon Alphabet as a result of the Settlement, Settling Stockholders and Settling Stockholders’ Counsel have determined that the Settlement is in the best interests of Settling Stockholders and Alphabet and have agreed to settle the Litigations upon the terms and subject to the conditions set forth in the Stipulation.

49.        In addition, Judge Kleinberg—the mediator who presided over the parties’ extensive in-person as well as telephonic mediation efforts—concluded that the negotiations were robust and conducted at arms’-length. Through his involvement, Judge Kleinberg has become intimately familiar with the claims at issue in this case, as well as the risks to all parties of continuing to litigate the claims.

B.	Why did the Settling Defendants and the Company agree to settle?

50.        Each Individual Defendant has denied and continues to deny that he or she has committed or attempted to commit any violations of law, any breaches of fiduciary duty owed to Alphabet, or any wrongdoing whatsoever, and expressly maintains, that at all relevant times, he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of Alphabet and its stockholders. Defendants further deny that the Settling Stockholders, Alphabet, or its stockholders suffered any damage or were harmed as a result of any act, omission, or conduct by the Individual Defendants as alleged in the Settled Matters or otherwise. Defendants further assert, among other things, that the Settling Stockholders lack standing to litigate derivatively on behalf of Alphabet because certain of the Settling Stockholders have not yet pleaded, and cannot properly plead, that a demand on the Board would be futile; and other of the Settling Stockholders have not yet pleaded, and cannot properly plead, that demand on the Board was refused.

51.        Alphabet believes that the Settlement is in the best interests of the Company, its stockholders, and its employees. Defendants are, therefore, entering into the Settlement for its benefits and to eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Pursuant to the terms set forth in the Stipulation, neither the Stipulation (including the exhibits) nor any Fee Agreement shall in any event be construed as, or deemed to be evidence of, an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage or any defect in the defenses that Individual Defendants have, or could have, asserted. Each Individual Defendant has further asserted, and continues to assert, that at all material times, the Individual Defendant acted in good faith and in a manner that she or he reasonably believed to be in the best interests of Alphabet and its stockholders.

C.	What is the Special Litigation Committee’s position?

52.        After deliberation, the SLC concluded that the terms of the Settlement are fair and reasonable to Alphabet and that it is in the best interest of the Company and its stockholders to enter into the Stipulation. In reaching that determination, the SLC considered the facts and circumstances surrounding the proposed settlement, including among other matters: (i) the SLC’s view, based on its thorough investigation, of the strengths and weaknesses in the claims asserted by the Settling Stockholders and the Defendants’ anticipated defenses; (ii) the expense, risks and uncertainties of continued litigation; (iii) the effects, including reputational, on Alphabet and its employees of continued litigation; and (iv) the benefits the Settlement affords the Company and the desirability of permitting the Settlement to be consummated according to its terms.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

53.        If the Settlement is approved, the California State Court will enter a Judgment. Pursuant to the Judgment, the California Action will be dismissed in its entirety and with prejudice and, upon the Effective Date of the Settlement,3 the following releases will occur:

54.        Release of Claims by Current Alphabet Stockholders. Upon the Effective Date, the Settling Stockholders (acting on their own behalf and, in some cases, derivatively on behalf of Alphabet), Alphabet, and any Person acting derivatively on behalf of Alphabet shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, discharged and dismissed with prejudice the Released Stockholder Claims which, as detailed in the Stipulation, means any and all claims, rights, demands, obligations, controversies,

3 The Effective Date of the Settlement is conditioned on the occurrence of each of the events described in Paragraph 6.1 of the Stipulation, which include the entry of the Judgment by the California State Court approving the Settlement and dismissing the California Action with prejudice, the dismissal with prejudice of the other related Litigations, the withdrawal of the Demands, the passing of the date upon which the Judgment becomes Final, and the passing of the dates upon which each of the dismissal orders in the Litigations become Final.

debts, disputes, damages, losses, actions, causes of action, sums of money due, judgments, suits, amounts, matters, issues, liabilities, and charges of any kind or nature whatsoever (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), and claims for relief of every nature and description whatsoever, whether in law or equity, including both known claims and Unknown Claims (as defined in Paragraph I(kk) of the Stipulation), suspected or unsuspected, accrued or unaccrued, fixed or contingent, liquidated or unliquidated, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that Alphabet, the Settling Stockholders derivatively on behalf of Alphabet, or any Alphabet stockholder derivatively on behalf of Alphabet (i) asserted in any of the complaints filed in the Litigations or in the Demands in the Settled Matters, or (ii) could have asserted in any court, tribunal, forum, or proceeding, arising out of, relating to, or based upon the facts, allegations, events, disclosures, non-disclosures, occurrences, representations, statements, matters, transactions, conduct, actions, failures to act, omissions, or circumstances that were alleged or referred to in any of the complaints filed in the Litigations or in the Demands in the Settled Matters against the Released Defendant Persons.4 In addition, upon the Effective Date, the Settling Stockholders (acting on their own behalf and, in some cases, derivatively on behalf of Alphabet), Alphabet, and any Person acting derivatively on behalf of Alphabet, shall be forever barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Stockholder Claims against any Released Defendant Persons.

55.        Release of Claims by Defendants. Upon the Effective Date, each of the Individual Defendants and Alphabet shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Defendant Claims which, as detailed in the Stipulation, means any and all claims, rights, demands, obligations, controversies, debts, damages, losses, causes of action, and liabilities of any kind or nature whatsoever, whether in law or equity, including both known claims and Unknown Claims (as defined in Paragraph I(kk) of the Stipulation), suspected or unsuspected, accrued or unaccrued, that Defendants have or could have asserted against the Released Stockholder Persons or their counsel, arising out of the institution, prosecution, or settlement of the claims asserted against Defendants in the Settled Matters that Defendants (i) asserted in the Settled Matters, or (ii) could have asserted in the Settled Matters, or in any other forum that arise out of, relate to, or are based upon, any of the allegations, transactions, facts, matters, events, disclosures, non-disclosures, occurrences, representations, statements, acts or omissions, alleged or referred to in any of the complaints filed in the Settled Matters against the Released Stockholder Persons and shall be forever barred and enjoined from asserting any Released Defendant Claims against any Released Stockholder Persons.5

4 The Released Stockholder Claims shall not include (i) any claims asserted in the pending stockholder and consumer class actions captioned In re Alphabet, Inc. Securities Litigation, 4:18-cv-6245-JSW (N.D. Cal.), and In re Google Plus Profile Litig., 5:18-cv-6164-EJD (N.D. Cal.), (ii) any claims relating to the enforcement of the Settlement or the Stipulation, or (iii) any claims that arise out of or are based upon any conduct of the Released Defendant Persons after the Effective Date.

5 The Released Defendant Claims shall not include (i) any claims relating to the enforcement of the Settlement or the Stipulation, (ii) any claims by the Individual Defendants relating to insurance coverage or the right to indemnification, or (iii) any claims that arise out of or are based upon any conduct of the Released Stockholder Persons after the Effective Date. The definition of "Released Defendant Claims" specifically excludes claims in the pending stockholder and consumer class action lawsuits captioned In re Alphabet, Inc. Securities Litigation, 4:18-cv-06245-JSW (N.D. Cal.) and In re Google Plus Profile Litigation, 5:18-cv-06164-EJD (N.D. Cal.). The Stipulation does not release claims in those actions.

56.        By Order of the California State Court, pending final determination of whether the Settlement should be approved, the Settling Stockholders and all other current Alphabet stockholders are barred and enjoined from asserting, commencing, instituting, or prosecuting any of the Released Stockholder Claims against any of the Released Defendant Persons.

57.        THE ABOVE DESCRIPTION OF THE PROPOSED RELEASES IS ONLY A SUMMARY. The complete terms—including the definitions of the Effective Date, Released Defendant Claims, Released Defendant Persons, Released Stockholder Claims, Released Stockholder Persons, and Unknown Claims—are set forth in the Stipulation, which is available on Alphabet’s investor relations website at https://abc.xyz/investor/ and on Plaintiffs’ Co-Lead Counsel’s websites at https://www.bottinilaw.com and https://www.cohenmilstein.com.

HOW WILL THE STOCKHOLDERS’ ATTORNEYS BE PAID?

58.        Settling Stockholders’ Counsel have not received any payment for their services in pursuing the claims asserted in the California Action and other Settled Matters, nor have the Settling Stockholders’ Counsel been reimbursed for their litigation expenses. In light of benefits produced for Alphabet by the Settling Stockholders and the Settling Stockholders’ Counsel in connection with the Settlement and the Litigations and Demands leading up to it, Plaintiffs’ Co-Lead Counsel intend to seek approval from the California State Court for a Fee & Expense Award not to exceed $29,000,000.00 for attorneys’ fees and litigation expenses incurred by the Settling Stockholders’ Counsel (other than Delaware Counsel), an amount negotiated by the Plaintiffs’ Co-Lead Counsel and Defendants’ counsel with the assistance of the mediator, the Hon. Layn R. Phillips (Ret.), as memorialized in a Fee Agreement. In light of the benefits being produced for Alphabet by Irving Fire and Delaware Counsel, Delaware Counsel intends to submit to the Delaware Court a separate petition for a Fee & Expense Award not to exceed $11,330,000.00 for attorneys’ fees and litigation expenses incurred by Delaware Counsel, in an amount negotiated by Delaware Counsel and Defendants’ counsel, with the assistance of Judge Phillips, as memorialized in a Fee Agreement.

59.        The California State Court will determine the amount of the Fee & Expense Award for all Settling Stockholders’ Counsel except for Delaware Counsel. The application for a Fee & Expense Award for Delaware Counsel will be separately considered by the Delaware Court and, if approved, shall be paid separately, and in addition to, any Fee & Expense Award awarded by the California State Court. Alphabet agrees that, to the extent available, it will cause insurance proceeds from the Defendants’ insurers to pay for the Fee & Expense Awards in excess of any applicable self-insured retention. Alphabet stockholders are not personally liable for any such fees or expenses. Any fees and expenses approved by the Court will not diminish or have any impact on the $310 million funding commitment by Alphabet pursuant to the Settlement (see Paragraph 45 above).

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING?

60.        The Court will consider the Settlement, as well as the Settling Stockholders’ Counsel’s (other than Delaware Counsel) application for a Fee & Expense Award at the Settlement Hearing. The Settlement Hearing will be held before The Honorable Brian C. Walsh, on November 30, 2020, at 1:30 p.m., at the Superior Court of the State of California, County of Santa Clara, Dept. 1, 191 North First Street, San Jose, CA 95113. Due to the COVID-19 pandemic, hearings before the judge overseeing the California Action are currently being conducted remotely with the assistance of a third-party service provider, CourtCall. Stockholders who wish to appear at the Settlement Hearing should contact Plaintiffs’ Co-Lead Counsel to arrange a remote appearance through CourtCall, at least three calendar days before the hearing, if possible. Any CourtCall fees for an appearance by an objecting stockholder shall be paid by Plaintiffs’ Co-Lead Counsel. At the Settlement Hearing, the Court consider whether the Judgment, substantially in the form of Exhibit D to the Stipulation, should be entered: (a) approving the terms of the Settlement as fair, reasonable, and adequate; (b) dismissing with prejudice the California Action pursuant to the terms of this Stipulation; and (c) ruling upon Settling Stockholders’ Counsel’s (other than Delaware Counsel) application for a Fee & Expense Award; and (d) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

61.        Any Alphabet stockholder who held Alphabet stock as of 2014 and continues to hold such shares of Alphabet common stock as of the date of the Settlement Hearing may enter an appearance in the Action, at his, her, or its own expense, individually or through counsel of his, her, or its own choice, by filing with the Clerk of the Court and delivering a notice of appearance to Plaintiffs’ Co-Lead Counsel and to Benjamin M. Crosson of Wilson Sonsini Goodrich & Rosati, P.C. (“Representative Defendants’ Counsel”) and Rachel G. Skaistis of Cravath, Swaine & Moore LLP (“SLC’s Counsel”) at the addresses set forth in Paragraph 63 below, such that it is received no later than ten (10) calendar days prior to the Settlement Hearing, or as the Court may otherwise direct.

62.        Any Alphabet stockholder who held Alphabet stock as of 2014 and continues to hold such shares of Alphabet common stock as of the date of the Settlement Hearing may file a written objection to the proposed Settlement and/or the Settling Stockholders’ Counsel’s (other than Delaware Counsel) application for a Fee & Expense Award, and appear and show cause, if he, she, or it has any cause, why the proposed Settlement and/or the applications for such Fee & Expense Award should not be approved. All Persons desiring to object are directed to file a written objection with the Clerk of the Court and serve (by hand, first-class mail, or express service) copies of such objection on Plaintiffs’ Co-Lead Counsel, Representative Defendants’ Counsel and the SLC’s Counsel at the addresses set forth below such that they are received no later than November 16, 2020, which is fourteen (14) calendar days prior to the Settlement Hearing.

Clerk of the Court	Co-Lead Counsel	Representative Defendants’ Counsel	SLC’s Counsel
Clerk of the Court Superior Court of California County of Santa Clara 191 North First Street San Jose, California 95113

Francis A. Bottini, Jr.
Bottini & Bottini, Inc.
7817 Ivanhoe Avenue, Suite 102

La Jolla, California 92037

Julie Goldsmith Reiser
Cohen Milstein Seller & Toll PLLC
1100 New York Avenue, N.W., Suite 500

Washington, DC 20005

		Benjamin Crosson Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304	Rachel G. Skaistis Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019

63.        Any Alphabet stockholder who held Alphabet stock as of 2014 and continues to hold shares of Alphabet common stock as of the date of the Settlement Hearing and who wishes to be heard orally at the Settlement Hearing may appear at the hearing, whether or not they have filed an objection.

64.        Any Alphabet stockholder who held Alphabet stock as of 2014 and continues to hold shares of Alphabet common stock as of the date of the Delaware Fee Hearing may file a written objection to Delaware Counsel’s application for a Fee & Expense Award and appear and show cause, if he, she, or it has any cause, why the application for such Fee & Expense Award should not be approved. All Persons desiring to object are directed to file a written objection with the Register in Chancery and serve (by hand, first-class mail, or express service) copies of such objection on Delaware Counsel, Lori W. Will of Wilson Sonsini Goodrich & Rosati, P.C. (“Representative Defendants’ Delaware Counsel”) and A. Thompson Bayliss of Abrams & Bayliss LLP (“SLC’s Delaware Counsel”) at the addresses set forth below such that they are received no later than December 9, 2020, which is fourteen (14) calendar days prior to the Delaware Fee Hearing.

Register in Chancery	Delaware Counsel	Representative Defendants’ Delaware Counsel	SLC’s Delaware Counsel
Register in Chancery Court of Chancery Courthouse 34 The Circle Georgetown, Delaware 19947	Blake A. Bennett Cooch & Taylor P.A. The Brandywine Building 1000 West St., 10th Floor Wilmington, Delaware 19899	Lori W. Will Wilson Sonsini Goodrich & Rosati, P.C. 222 Delaware Avenue, Suite 800 Wilmington, Delaware 19801	A. Thompson Bayliss Abrams & Bayliss LLP 20 Montchanin Rd., Wilmington, Delaware 19807

65.        Any Alphabet stockholder who held Alphabet stock as of 2014 and continues to hold shares of Alphabet common stock as of the date of the Delaware Fee Hearing and who wishes to be heard orally at the Delaware Fee Hearing may appear at the hearing, whether or not they have filed an objection.

66.        Any objections, filings, and other submissions: (a) must state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) must be signed by the objector; (c) must contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s or Delaware Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing or Delaware Fee Hearing, the identity of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the hearing; and (d) must include documentation sufficient to prove that the objector owned shares of Alphabet common stock as of 2014 and contain a statement that the objector continues to hold such shares as of the date of filing of the objection and will continue to hold those shares as of the date of the Settlement Hearing or Delaware Fee Hearing.

67.        Documentation establishing ownership of Alphabet common stock must consist of copies of monthly brokerage account statements, or an authorized statement from the objector’s broker containing the information found in an account statement.

68.        You may file a written objection without having to appear at the Settlement Hearing or Delaware Fee Hearing. Any current Alphabet stockholder may also appear and object at the Settlement Hearing or Delaware Fee Hearing with or without having submitted a written objection.

69.        You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing or Delaware Fee Hearing. However, if you decide to hire an attorney, it will be at your own expense. If you file an objection in connection with or intend to appear at the Settlement Hearing, your attorney should file a notice of appearance with the Court and serve it on Plaintiffs’ Co-Lead Counsel, Representative Defendants’ Counsel, and the SLC’s Counsel at the addresses set forth in Paragraph 63 above so that the notice is received on or before November 16, 2020. If you file an objection in connection with or intend to appear at the Delaware Fee Hearing, your attorney should file a notice of appearance with the Delaware Court and serve it on Delaware Counsel, Representative Defendants’ Delaware Counsel, and the SLC’s Delaware Counsel at the addresses set forth in Paragraph 65 above so that the notice is received on or before December 9, 2020.

70.        Unless the Court (or Delaware Court, as appropriate) orders otherwise, any Person who does not make his, her, or its objection in the manner provided herein shall: (a) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the proposed Settlement or Fee & Expense Awards; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement, or the Fee & Expense Awards; and (c) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement or the contemplated and/or approved Fee & Expense Awards.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

71.        This Notice does not purport to be a comprehensive description of the Settled Matters, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the California Action and the Settled Matters, you may inspect the pleadings, the Stipulation, the orders entered by the Court, and other papers filed in the Action at the Office of the Clerk of the Court, Superior Court of the State of California, County of Santa Clara, 191 North First Street, San Jose, CA 95113, during regular business hours of each business day. You may also view a copy of the Stipulation on Alphabet’s investor relations website at https://abc.xyz/investor/.

72.        If you have questions regarding the Settlement, you may write or call Plaintiffs’ Co-Lead Counsel, as follows: Francis A. Bottini, Jr., Bottini & Bottini, Inc., 7817 Ivanhoe Avenue, Suite 102, La Jolla, CA 92037, (858) 914-2001, fbottini@bottinilaw.com; and Julie Goldsmith Reiser, Cohen Milstein Sellers & Toll PLLC, 1100 New York Avenue, N.W., Suite 500, Washington, DC 20005, (202) 408-4600, jreiser@cohenmilstein.com.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF

THE CLERK OF THE COURT REGARDING THIS NOTICE.

Dated: October 22, 2020

By Order of the Court

Superior Court of California

County of Santa Clara